PETROMINERALS CORPORATION
                                 915 WESTMINSTER
                           ALHAMBRA, CALIFORNIA 91803

                       1998 ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON SEPTEMBER 24, 1998

                                 PROXY STATEMENT

This  Proxy  Statement  and accompanying Proxy are being furnished in connection with  the  solicitation  by  the Board of Directors of Petrominerals Corporation ("Petrominerals"  or  the  "Company")
of proxies to be voted at the 1998 Annual Meeting  of  Shareholders of  the Company to be held on Thursday, September 24, 1998  at
10:30  A.M.  at  the DoubleTree Hotel, 191 North Los Robles,
Pasadena, California,  and  at  any  adjournment  or  postponement thereof  (the  "Annual Meeting"),  for  the  purposes  set  forth in  this  Proxy  Statement  and  the accompanying  Notice  of
Annual Meeting.  This Proxy Statement and accompanying Proxy are being  mailed  to shareholders of the Company on or about August
21, 1998.

SHAREHOLDERS ARE URGED, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING,
TO  COMPLETE,  SIGN,  DATE  AND  RETURN  THE  ACCOMPANYING PROXY IN THE ENCLOSED
ENVELOPE.  Your executed Proxy may be revoked at any time before it is exercised by  filing  with  the  Secretary  of  the  Company, at  the Company's principal executive  offices,  a  written  notice of  revocation or a duly executed Proxy bearing  a later date. The execution of the enclosed Proxy will not affect your right to vote in person, should you find it convenient to attend the Meeting and desire  to  vote in person.  Attendance at the Annual Meeting will not in and of itself  constitute  the  revocation  of  a  Proxy.

The  purpose  of the Annual Meeting is to elect five directors to serve one year terms  until the 1998 Annual Meeting and until their respective successors shall be  elected and qualified.  Unless otherwise directed in the accompanying Proxy, the proxyholders will vote  FOR  the election of the four management nominees listed under  "Election of Directors."  The shareholders shall also vote on the proposal  presented  by  the  Company  to  approve  and
ratify the selection of Independent  Auditors.   As to any other
business which may properly come before the Annual Meeting, the proxyholders will vote in accordance with their best judgement.
Management of the Company does not presently know of any other such business.
The  Company  intends to solicit proxies principally by the use of the mail and will bear all expenses in connection with such
solicitations.  In addition, some of  the  directors,  officers and regular employees of the Company may, without extra
compensation,  solicit  proxies  by  telephone,  telegraph  and
personal interview.    Arrangements have been made with banks,
brokerage houses and other custodians and nominees to forward copies of the Proxy Statement and 1998 Annual Report  to  persons for  whom  they  hold  stock  of the Company and to request
authority  for  the  execution  of  proxies.    The  Company  will
reimburse the foregoing  persons  for  their  reasonable  expenses, upon request.

                                VOTING SECURITIES

On  August  10,  1998,  the  Record  Date  for the determination of shareholders entitled to notice of and to vote at the Annual
Meeting, 1,059,417 shares of the Company's  common  stock  ("common stock")  were outstanding.  Shareholders are entitled  to  one vote per share on all matters to be considered at the Meeting, except that  shareholders  are entitled to exercise cumulative voting
rights in electing  Directors.   Cumulative voting rights entitle a
shareholder to cast as many  votes  as is equal to the number of directors to be elected, multiplied by the  number  of shares owned by such shareholder.  A shareholder may cast all ofsuch such shareholder's votes as calculated above for one candidate or may distribute the  votes  among  two  or more candidates.  No shareholder shall be entitled to cumulate  votes  for  a  candidate or  candidates  unless  such  candidate's or candidates'  names have  been  placed  in nomination prior to the voting, and a shareholder has given notice at the Meeting prior to the voting of shareholder's intention to cumulate the shareholders's votes. if any one shareholder has given such  notice,  all  shareholders  may cumulate  their  votes  for candidates in nomination. Unless otherwise instructed, the shares represented by proxies to
management  will  be  voted  in  the discretion of management so as to elect the maximum number of management nominees which may be elected by cumulative voting.

                             PRINCIPAL SHAREHOLDERS

The following table sets forth the specified information, as of
August 10, 1998, with respect to persons or groups beneficially owning more than 5% of the common stock, to the extent it is known to the Company, either from Securities Exchange Act fileings,
Company records or information supplied by the persons named in the table.

                                       --


Name and Address          Amount and Nature of
of Beneficial Owner       Beneficial Ownership   Percent of Class
_----------     ----------- -------
Everett L. Hodges. . . .            99,935  (1)              9.43%
3811 Via Del Campo
San Clemente, CA 92672
Morris V. Hodges . . . .            12,162  (2)              1.15%
27241 Burbank
Foothill Ranch, CA 92610
Paul L. Howard . . . . .            86,375  (3)              8.15%
2255 Huntley Circle
San Marino, CA 91108


                              _____________________

(1) The 99,935 shares beneficially held by Everett L. Hodges include 73,487 shares held of record jointly in the
    Everett L. Hodges and Mary M. Hodges Trust. This amount also includes 7,925 shares held directly by Everett L. Hodges,
    10,398 shares held of record by Energy Production & Sales Co.,
    Inc. ("EPS"), and 8,125 shares held by California Oil
    Independents, Inc.  The 99,935 shares do not include 18,208 include 18,208 shares held in trust for the children and
    grandchild of Everett L. and Mary M. Hodges, as to which Mr. &
    Mrs. Everett L. Hodges disclaim any beneficial ownership.
    Everett L. Hodges and Morris V. Hodges, as a group, may
    be deemed to be a controlling person of Petrominerals by virtue of their share ownership.

(2) The 12,162 shares beneficially held by Morris V. Hodges include
    1,764 shares held of record jointly in the Morris V. Hodges and
    Kathryn M. Hodges Trust.  This amount also includes 10,398 shares held of record by Sunset Pipeline and Terminaling, Inc.
    The 12,162 shares beneficially held by Morris V. Hodges do not include 108,655 shares held by adult children of Morris V.
    Hodges and Kathryn M. Hodges, as to which Mr. and Mrs. Morris
    V. Hodges disclaim any beneficial ownership.  Morris V. Hodges and Everett L. Hodges, as a group, may be deemed to be a
    controlling person of Petrominerals by virtue of their share ownership.

(3) The 86,375 shares beneficially held by Paul L. Howard are held in the Howard Family Trust.

                              ELECTION OF DIRECTORS

The  Board  of  Directors  proposes the election of five directors, each to hold office  for  a  term  of  one year until the 1998
Annual Meeting and until their respective  successors  are  elected
and  qualified.   All of the nominees have served  as  directors
since  the  last  annual meeting of shareholders.  If any person other than the nominees proposed by management is nominated for election as  a  director,  the  persons named in the accompanying
Proxy, unless otherwise directed, may, in their discretion, vote cumulatively so as to elect the maximum number  of  management nominees, which may be elected by cumulative voting.  See "Voting
Securities."    Although it is not anticipated that any of the
nominees will  decline or be unable to serve, if that should occur, the proxyholders may, in  their  discretion,  vote  for  substitute nominees.

The  following table sets forth the name, principal occupation, age and the year in  which  the  individual  first  became  a director for each nominee, and all persons nominated or chosen to become directors, together with all positions and offices  with the  Company  held  by each such person and term or period during which  each  has  served,  for  election  as a director at the annual meeting of stockholders.


                                    Served as a
Name and Occupation           Age  Director Since
----------         ----------------
David G. Davidson     (1). .   73            1990
Everett L. Hodges     (2) .    64            1979
Morris V. Hodges      (3). .   62            1979
Paul L. Howard        (4).     72            1975
William N. Hagler     (5).     65            1998


The Board of  Directors recommends a vote "FOR" the election of the nominees listed above for election as a director.

(1) Mr. Davidson has been principally employed as President and owner of OP&E Company since 1984.  Mr. Davidson serves as a
    Director of Mieco, Inc., a public company engated in domestic and foreign petroleum trading.

(2) Mr. Everett L. Hodges served as President of the Company from
    September 1987 through February 1992.  For more than the past ten years, Mr. Hodges has held a controlling interest in and has served as a director and officer of Energy Production &
    Sales Co., Inc., California Oil Independents; Inc., Coastal
    Petroleum Refiners, Inc. and California Tar Sands Development
    Corporation, and has served as a Director of St. James Oil
    Corporation since 1988.  Mr. Hodges has also served as the
    President of the Violence Research Foundation, a non-profit foundation, since its inception in 1991.  Certain of the
    foregoing companies have been affiliated with the Company in various transactions.  See "CERTAIN RELATIONSHIPS AND RELATED
    TRANSACTIONS."  Everett L. Hodges and Morris V. Hodges, as a
    group, may be deemed to be controlling persons.

(3) Mr. Morris V. Hodges has held a controlling interest in and has served as a director and officer of the following companies for more than the past ten years: Hillcrest Beverly Oil
    Corporation; Century Resources Development; Kaymor Petroleum
    Products, Inc., Sunset Pipeline and Terminaling, Inc., Coastal
    Petroleum Refiners, Inc., and CPR Transportation.  Mr. Hodges
    has also served as a Director of St. James Oil Corporation since 1988.  Certain of the foregoing companies have been
    affiliated with the Company in various transactions.  See
    "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." Morris V.
    Hodges and Everett L. Hodges, as a group, may be deemed to be controlling persons.

(4) Mr. Howard served as President of the Company from November
    1975 through September 1987, and at various times during this period, served as Chairman and Chief Executive Officer.  For more than the past 10 years, Mr. Howard held a controlling interest in and served as a director and officer of Howard Oil
    Company and California Petroleum Products, Inc.  See "CERTAIN
    RELATIONSHIPS AND RELATED TRANSACTIONS."

(5) Mr. Hagler has been principally employed as President and owner of Unico, Inc., which is listed on the NASDAQ exchange, and, until just recently, served as a member of the Board of SABA
    Petroleum.  He was appointed to the Board on January 29, 1998, and currently sits on the audit committee.

      STANDING COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

STANDING COMMITTEES.  The Company has certain standing committees, each of which is described below.

The AD-HOC COMMITTEE consists of Messrs. Morris Hodges, Paul
Howard and David Davidson.  This committee evaluates proposed acquisitions, mergers or other pertinent negotiations which may come before the Board.  This Committee held two meetings during the last fiscal year.

The AUDIT COMMITTEE consists of Messrs. David Davidson and William
Hagler.  Mr. Davidson serves as Chairman of the committee.  The
Audit Committee is responsible for reviewing the scope and
procedures of internal auditing work, the results of independent audits, the accounting policies of management, and recommends to the Board the appointment of the Company's outside auditors.  This committee held no meetings during the last fiscal year.

The COMPENSATION COMMITTEE consists of Messrs. Paul Howard and
David Davidson. This committee reviews and makes recommendations to the Board of Directors regarding compensation for the Company's officers and key employees.  In addition to compensation matters, the committee determines, develops, and makes recommendations to the Board regarding employee benefits packages, and special
stock option and stock bonus plans.  This committee held no
meetings during the last fiscal year.

ATTENDANCE AT BOARD MEETINGS.  During the last fiscal year, the
Board of Directors of the Company held four (4) special meetings.
Average attendance at such meetings of the Board was 80%.  During the last fiscal year, each director attended at least 80% of the aggregate of (a) all meetings of the Board; and (b) all meetings of the committees of the Board on which such director served.

                               EXECUTIVE OFFICERS

The executive officers of Petrominerals, together with the years in which such Officers were named to their present offices, are as follows:


                                                       Year Named to
 Name               Position with Company              Present Position
--------    -------------_        ----------------
Paul L. Howard        (1)   President & Chief Executive        1995
                            Officer; Chief Financial Officer
Phillip Mungiovino    (2).  Corporate Secretary                1995
Morris V. Hodges      (3) . Assistant Secretary                1995


Each of the executive officers serves at the pleasure of the Board of Directors.

    (1) Mr. Howard was appointed to serve as Chairman, President and Chief Executive Officer, and Chief Financial Officer
        on March 24, 1995.

    (2) Mr. Mungiovino was appointed to the position of Corporate
        Secretary on March 24, 1995.  He has been an employee of
        the Corporation for the past 24 years and has held the
        position of full-charge bookkeeper.

    (3) Mr. Hodges was appointed Assistant Secretary on March 24,
        1995.

                           SUMMARY COMPENSATION TABLE

CASH  COMPENSATION

The  following table contains information concerning the most highly compensated former  executive  officers of the Corporation, for the three fiscal years ended December  31, 1996, whose cash compensation,  on  an  annual basis, exceeded $60,000.


                                                   Annual Compensation      Long Term
                                                   ----------      Awards
NAME AND PRINCIPAL POSITION                                                 ------
--_------------                                               Securities
                                                                            Underlying
                                                Year   Salary   Bonus       Options
                                                --- ---- -----  ------
Paul L. Howard     (1). . . . . . . . . . .     1997   $ 90,000    -
President & Chief Executive Officer;. . . .     1996   $ 84,000    -
Chief Financial Officer . . . . . . . . . .     1995   $ 45,000    -
Eugene L. Butler   (2). . . . . . . . . . .     1995   $ 44,614    -
Former President & Chief Executive Officer.     1994   $123,306    -


(1) Mr. Howard was appointed Chairman, President, Chief Executive
    Officer and Chief Financial Officer on March 24, 1995.  Until
    March, 1996, his compensation consisted of a special director's fee of $5,000 per month.  In March, 1996, Mr. Howard became an employee and his total compensation on an annual basis
    increased to $90,000.  He received total compensation of
    $84,000 in 1996.

(2) Mr. Butler was appointed President & Chief Executive Officer of
    Petrominerals Corporation on April 15, 1993.  His employment terminated on March 24, 1995.  Mr. Butler provided consulting services to the Corporation through May 31, 1995.  Pursuant to the terms of his option agreement, Mr. Butler's option rights expired thirty days following the termination of his
    employment.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

On  March  6,  1997,  the  Board  adopted a resolution granting stock options to purchase  up  to 5,000 shares of common stock to the CEO, and up to 2,500 shares of common stock to each of the three non-employee directors.  Under the terms of the resolution, the CEO and each of the directors can purchase shares of common stock  for  the  average  price  that the Company's stock was trading before and after  March 6, 1997.  The average is $3.00 per share.  The Company issued these options, which have a term of five years  from  issuance.

The  following  table  sets  forth annual compensation and Stock options for the last  three  fiscal  years,  and  the  current fiscal  year to the date hereof.


                                                   Annual Compensation      Long Term
                                                   -----_-----    Awards
NAME AND PRINCIPAL POSITION                                                 -----
_--------------------                                   Securities
                                                                            Underlying
                                                Year   Salary   Bonus       Options
                                                --   --- ---    -----

Paul L. Howard     (1) . . .                    1997   $ 90,000    -        5,000
President, Chief . . . . . .                    1996   $ 84,000    -
Executive Officer &. . . . .                    1995   $ 45,000    -
Chief Financial Officer
Eugene L. Butler   (2) . . .                    1995   $ 44,614    -
former President & . . . . .                    1994   $123,306    -
Chief Executive Officer
============================


(1) Mr. Howard was appointed Chairman, President, Chief Executive
    Officer and Chief Financial Officer on March 24, 1995.  Until
    March, 1996, his compensation consisted of a special director's fee of $5,000 per month.  In March, 1996, Mr. Howard became an employee and his total compensation on an annual basis
    increased to $90,000.  He received total compensation of
    $84,000 in 1996.

(2) Mr. Butler was appointed President & Chief Executive Officer of
    Petrominerals Corporation on April 15, 1993.  His employment terminated on March 24, 1995.  Mr. Butler provided consulting services to the Corporation through May 31, 1995.  Pursuant to the terms of his option agreement, Mr. Butler's option rights expired thirty days following the termination of his
    employment.

                    OTHER COMPENSATION OF EXECUTIVE OFFICERS

The Company also provided travel and entertainment expenses to its executive officers and key employees.  The aggregate amount of such compensation, as to any executive officer or key employee, did not exceed the lesser of $25,000 or 10% of the cash
compensation paid to such executive officer or key employee, nor did the aggregate amount of such other compensation exceed 10% of the cash compensation paid to all executive officers or key
employees as a group.

                 TERMINATION AND CHANGE IN CONTROL ARRANGEMENTS.

In July 1993, the Board of Directors adopted a severance plan for executive officers providing that, in the event of termination of employment as a result of a change in control of the corporation, that such executive officer would receive severance in the amount of one year's base salary.  The Plan does not provide for any severance in the event of the resignation, retirement or
termination of any Executive Officer's employment with the Company for reasons other than a change in control of the Company.

                            COMPENSATION OF DIRECTORS

Since March 1995, directors have been compensated at the rate of
$350.00 per month.    In  addition,  non-employee  directors  are
reimbursed for reasonable expenses  incurred  in  connection  with any meetings.

The Company did not pay any additional fees to directors for serving as members of  the  Audit,  Ad-Hoc,  Compensation  or
Executive Committees during the last fiscal  year.

1993  INCENTIVE  STOCK  OPTION  PLAN  AND  1993  NON-STATUTORY STOCK OPTION PLAN
The  Company  has  in  effect two stock option plans -- the 1993
Incentive Stock Option  Plan (the "Incentive Plan") and the 1993
Non-Statutory Stock Option Plan (the "Non-Statutory Plan")(the
Incentive  Plan and the Non-Statutory Plan are sometimes
collectively referred to herein as the "Plans"), which were
adopted by the Board of Directors and approved by the shareholders of the Company in 1993. The  Plans  in  the  aggregate provide for the granting of options to purchase a maximum  of 1,200,000 shares of  the  Company's Common Stock to employees and directors of the
Company  and  its  affiliates (as defined therein); however, options  which may be granted to non-employee directors are
limited to a maximum of 60,000 shares. The Plans expire on
February 8, 2003.

Any  of  the Company's current or future employees who render, in the opinion of the Board of Directors, the type of services which tend to contribute materially to the success of the Company or an affiliate of the Company are eligible to participate in the
Incentive  Plan.    Any of the Company's current or future
employees  or  directors  (whether or not otherwise employed by the
Company) who render,  in  the  opinion  of the Board of Directors, the type of services which tend to contribute materially to the success of the Company or an affiliate of the Company are eligible to participate in the Non-Statutory Plan.

The  Plans  are  administered by the Board of Directors of the
Company which has the authority to determine the employees and directors to whom options are to be granted,  the number of shares subject to each option and the term thereof.  The Board of
Directors will have the power to reduce the option price of
outstanding options (but not below the fair market value of the shares subject thereto), to enter into agreements relating to the value of the options at the date of grant and to make all other determinations  necessary  or  advisable  to  the administration of the Plan. With the consent of the optionee, the Board of
Directors  will  also  have the power to substitute options with different terms for previously granted options, or to amend the terms  of  any  option.

The  Board  of  Directors may delegate administration of the Plan to a committee composed  of  not  less  than  three  members  of the  Board  of  Directors. Administration  of  the  Plan  with respect to committee members, however, must remain  vested in the
Board.  With respect to options granted to a director, the
Board  of  Directors shall take action by a vote sufficient
without counting the vote of the interested director. Interested directors  may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes the
granting  of  options  to  such  directors.

1993  STOCK  BONUS  PLAN

In  February 1993, the Board of Directors adopted the Company's
1993 Stock Bonus Plan  ("Bonus  Plan").  The Bonus Plan provides for the awarding of up to 50,000 shares of the Company's Common
Stock to officers and key employees of the Company. The Plan is administered  by the Board of Directors which has the authority to determine the officers and key employees to whom stock bonuses are to be awarded, the time or times at which stock bonuses will be awarded, and, subject to the limits discussed below, the number of shares to be granted under each award. The Board of Directors has the power to delegate the administration of the Bonus Plan to a committee of the Board appointed in accordance with the Company's
Bylaws.  The aggregate fair market value (determined as of the date of grant)  of  the  shares  of  Common Stock awarded to any officer or key employee under the Bonus Plan in any one calendar year cannot exceed one-sixth of the officer's  or  key  employee's salary (excluding bonuses and awards under other incentive plans maintained  by the Company) for such calendar year.  The Bonus
Plan  terminated  on  February  8,  1997.    No  stock bonus awards
were made to officers  or  key  employees  of  the  Company  during
1997.

Directors  Stock  Compensation  Plan

On  April  16,  1992,  as  part  of  its  cost containment program, the Board of Directors  of  the  Company  adopted  the Directors
Stock Compensation Plan (the "Stock Compensation Plan"). The Stock
Compensation  Plan provides for the granting of stock to
non-employee directors of the Company in lieu of paying director's fees in cash. The purpose of the Stock Compensation Plan was to minimize cash outflow from the Company by compensating non-
employee directors for their services to the Company in stock rather than in cash.  The maximum number of shares provided for the Stock Compensation Plan was 150,000.  In February 1994, 99,600
shares  of common stock were distributed to each of the non-
employee  directors for services rendered for the period May 1,
1992 through September 30, 1993. In February 1995, the balance of
50,400 shares earmarked under the Plan were distributed to each of the six non-employee directors for services rendered for the period October 1993 through May 1994. Only non-employee directors of the Company were eligible to participate in the Stock
Compensation Plan.

The Stock Compensation Plan was administered by the disinterested members of the Board, or, in the event there were none such, the
President and Chief Executive Officer and the Secretary of the
Company.  The granting of stock under the Stock Compensation Plan was according to a pre-set formula.  Directors fees payable to non-employee  directors  of the Company were set by the Board at
$700 per month. Under the Stock Compensation Plan, the eligible directors will receive stock at a value of $700 per month,
determined by the average trading price as quoted on the NASDAQ
National Market System for the calendar month immediately preceding the  month  in  which  the  directors fee is earned; provided, however, that the valuation of the stock shall not be less than the net book value of the Company expressed on a per share basis
 (but  not  less  than  $.70  per  share).

                 APPROVAL AND SELECTION OF INDEPENDENT AUDITORS

The  Board  of  Directors  has  appointed the firm of Brown,
Armstrong, Randall, Reyes, Paulden & McCown, independent auditors, as the Company's auditors for the fiscal year ending December 31,
1998,  subject  to  the  approval  of  and ratification by the the shareholders.  Brown, Armstrong, Randall, Reyes, Paulden &
McCown, located in Bakersfield, California, has experience in auditing oil and gas producing companies.

The  Company  expects  one or more representatives of Brown,
Armstrong, Randall, Reyes, Paulden & McCown to attend the annual meeting in order to respond to any appropriate  questions.

The Board of Directors recommends a vote "FOR" the approval and ratification of the appointment of Brown, Armstrong, Randall,
Reyes, Paulden & McCown.

VOTE  REQUIRED

Approval  of  the  appointment  of  Brown,  Armstrong, Randall,
Reyes, Paulden & McCown as the Company auditors requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Meeting, in person or by  proxy,  voting  as  a  single  class.

                              SECURITY OWNERSHIP OF
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table lists the beneficial ownership, as of August
10, 1998, of the  Company's  common  stock  with  respect  to all directors and officers as a group.


Name of Director                  Number of Shares and
or Number of                          and Nature of       Percent
Persons in Group                  Beneficial Ownership   Of Class
----------------  _----------  ------
David G. Davidson. . . . . . . .           3,500    (1)       .33%
Everett L. Hodges. . . . . . . .          99,935 (1)(2)      9.43%
Morris V. Hodges . . . . . . . .          12,162 (1)(3)      1.15%
Paul L. Howard . . . . . . . . .          86,375 (1)(4)      8.15%
William N. Hagler. . . . . . . .                -               -
All directors and officers as a
group, including the persons
named above (4 Persons). . . . .         201,972            19.06%


__________________________

(1) Messrs. David G. Davidson, Everett L. Hodges, Morris V. Hodges
    and Paul L. Howard were each granted 3,125 shares of the
    Company's common stock under the Directors Stock Compensation
    Plan in 1994 in lieu of cash directors fees for the period from May 1, 1992 to June 1, 1994. See "EXECUTIVE COMPENSATION
    - Stock Option Plans."

(2) The 99,935 shares beneficially held by Everett L. Hodges include 73,487 shares held of record jointly in the Everett L.
    Hodges and Mary M. Hodges Trust. This amount also includes
    7,925 shares held directly by Everett L. Hodges; 10,398 shares held of record by Energy Production & Sales Co., Inc. ("EPS"), and 8,125 shares held by California Oil Independents, Inc.
    See "EXECUTIVE COMPENSATION -Stock Option Plans."

(3) The 12,162 shares beneficially held by Morris V. Hodges include
    1,764 shares held jointly in a family trust by Morris V. and
    Kathryn M. Hodges, and 10,398 shares held in the name of Sunset
    Pipeline and Terminaling, Inc.  See "EXECUTIVE COMPENSATION
    - Stock Option Plans."

(4) The 86,375 shares beneficially held by Paul L. Howard are held in the name of the Howard Family Trust.  See "EXECUTIVE
    COMPENSATION - -Stock Option Plans."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS  WITH  MANAGEMENT  AND  OTHERS

During  the  last  fiscal  year,  the  Company has been involved in various related  party  transactions  with certain Directors of the Company, or entities controlled or affiliated with such
individuals.  The following table sets forth the relationships, through  ownership of securities, between Petrominerals and
the  following  individuals  and entities involved in related party transactions during  the  last  fiscal  year:


Name                                         Beneficial Owner   Percentage Owned
--_-------------------  ----\_---  --------
1.  Petrominerals 81-1, a General Partner:
     Limited Partnership. . . . . . . . . .  Petrominerals                  6.78%
     ("Partnership"). . . . . . . . . . . .  Limited Partners:
                                             EPS                           33.00%
                                             Morris V. Hodges               2.26%
                                             Paul L. Howard                 2.26%
                                             Unrelated Parties             57.40%


The Petrominerals 81-1 Limited Partnership was formed in 1981 for the purpose of drilling one development well on the Company's
McGillivrae lease, located on the Hasley Canyon field, Santa
Clarita Valley, Los Angeles County, California, and two
development wells on the Field Fee lease, located on the Cat
Canyon field, Santa Barbara County, California.  The Limited
Partners were granted options to participate in the drilling of one additional well on the McGillivrae lease and two additional wells on the Field Fee lease.  During 1997, Petrominerals did not receive any income from the Partnership operations and realized
$2,181 in overriding royalty interests.  Petrominerals also
received operations and equipment lease fees which totaled $3,600 during 1997.

The Partnership contributed the funds for the intangible costs of drilling the wells.  Until the Partnership receives 110% of its investment in all ventures ("payout"), the Partnership will
receive 176% and 110% of the revenues attributable to the working interest in the first and second McGillivrae wells, respectively, and Petrominerals, as General Partner, receives a five percent
(5%) overriding royalty on the McGillivrae lease.  Petrominerals'
overriding royalty terminates after payout, at which time
Petrominerals will receive 65% of the net revenues attributable to the working interest, and the Partnership will receive the
remaining 35% of the net revenues attributable to the working interest.  The Partnership does not anticipate that production will result in sufficient distributions to reach payout.


Name                          Beneficial Owner   Percentage Owned
--------------  _--------  ----------
2.  Terra-Therme II. . . . .  Petrominerals                19.125%
     (Formerly the Newberry.  Paul L. Howard                9.563%
     Partnership), a general  Unrelated Parties            71.312%
     partnership


Terra-Therme II, a general partnership, was formed in November
1982, for the purpose of acquiring and owning interests in
geothermal leases located in the Newberry Crater area of the
Deschutes National Forest in Central Oregon.  In addition to their interests in Terra-Therme II, the Company and Paul L. Howard,
individually, held interests in lease options to acquire
approximately 17,000 acres and 15,000 acres, respectively, of geothermal leases in the Newberry Crater area.

In June 1991, Vulcan Power Company ("Vulcan") purchased certain rights in the Newberry Crater geothermal leases formerly held by another party.  Vulcan formed a new joint venture partnership entity known as Vulcan Pacific, in which Vulcan acts as operator of the interests it acquired.

The Terra-Therme II Partnership retains a 1% net profits interest in certain of the properties in the Newberry site.  In addition, the Terra--Therme Partnership retains a 0.6% overriding royalty interest on certain remaining properties it acquired from Vulcan.
The Company retains a 19.125% interest and Mr. Howard retains a
9.563% interest in the Terra--Therme II Partnership. In the first half of 1997, the Terra-Therme II Partnership filed for protection under Chapter 11 of the United States Bankruptcy Code.


Name                                         Beneficial Owner   Percentage Owned
--_-------------------  _--------  ---------
1.  Petrominerals 96-1, a General Partner:
     Limited Partnership. . . . . . . . . .  Petrominerals                  1.00%
     ("Partnership"). . . . . . . . . . . .  Limited Partners:
                                             Paul L. Howard                23.21%
                                             Kaymore Petroleum
                                             Products, Inc.                17.86%
                                             David G. Davidson             17.86%
                                             Unrelated Parties             40.07%


Kaymore Petroleum Products, Inc. is controlled by Morris V. Hodges.

The Petrominerals 96-1 Limited Partnership was formed in 1996 for the purpose of participating in the drilling and operation of one well on Petromineral's Mabel Strawn lease, located on the Hasley
Canyon field, Santa Clarita Valley, Los Angeles County, California, pursuant to a Joint Venture Agreement with Petrominerals.

Petrominerals, as General Partner, has contributed $2,800 to the
Partnership, which represents approximately one percent (1%) of the aggregate contributions to the Partnership's capital, and the limited partners have contributed $277,200 to the Partnership.
Petrominerals will receive or be charged its proportionate
share of each item of the Partnership's income, gain, expense, deduction, loss or credit; provided, however, that Petrominerals bears 100% of the losses incurred by the Partnership after the losses exceed the capital contributions of the limited partners.

Pursuant to the Joint Venture Agreement, Petrominerals assigned to the Joint Venture one drill site on the Mabel Strawn Lease, located on the Hasley Canyon field, Santa Clarita Valley, and contributed the use of metering and treatment equipment, its pipelines and shipping facilities and access to the other existing facilities.

The Partnership contributed the sum of $280,000.00 for the
intangible costs of drilling.  Until the Partnership receives 125%
of the funds it contributed to the Joint Venture ("payout"), the
Partnership will receive 90% of the net working interest in the wells designated by Petrominerals to be drilled and Petrominerals will receive 10% of the net working interest.  After payout, the
Partnership will receive 30% of the working interest and
Petrominerals will receive 70% of the working interest.

The payment of the $280,000 is to pay 100% of the intangible costs of drilling the well.  Thereafter, operation will be conducted by
Petrominerals for $1,000 per well per month pursuant to an
Operating Agreement between Petrominerals and the Partnership.
Production commenced in January, 1997.  Distributions through
December, 1997, have been approximately $105,844 to the limited partners of the Partnership and approximately $11,765 to
Petrominerals.  In addition, Petrominerals has received
approximately $28,800 in equipment rentals.

Other than the transactions described above, no executive officer, director, stockholder known to the Company to own, beneficially or
[of record, more than 5% of the Company's Common Stock, or any member of the immediate family of any of those persons has engaged since the beginning of the Company's last fiscal year or proposes to engage in the future, in any transaction or series of similar transactions with the Company, directly or indirectly through a separate entity, in which the amount involved exceeded or will exceed $60,000.

                         CERTAIN BUSINESS RELATIONSHIPS

Other than as described above, no business relationship between the
Company and any business or professional entity for which a
director of the Company has served during the last fiscal year or currently serves as an executive officer, or in which a director of the Company has owned during the last fiscal year or currently owns a beneficial interest or of record 10% of the Company's common stock, has existed since the beginning of the Company's fiscal year or currently exists.  In addition, the Company did not owe at the end of its last full fiscal year any business or professional entity for which a director of the Company served during the last fiscal year or currently serves as an executive officer,or in which a director of the Company served during the last fiscal year or currently owns beneficially or of record a 10% interest, or an aggregate amount in excess of 5% of the Company's total assets at the end of its last fiscal year. No director of the Company has served during the last fiscal year or currently serves as a partner or executive officer of any investment banking firm that performed services for the Company during the last fiscal year, or what the
Company proposes to have perform services during the current year.
The Company knows of no other relationship between any director and the Company substantially similar in nature and scope to those described above.

                           INDEBTEDNESS OF MANAGEMENT

During the Company's last fiscal year, no executive officer, director, any member of the immediate family or any of those persons, any corporation or organization for which any of those persons serve as an executive officer or partner or which they own directly or indirectly 10% or more of its equity securities, or any trust or other estate in which any of the Company's executive officers or directors have a substantial beneficial interest or for which theyserve as a trustee or in a similar capacity, has owed the
Company at any time since the beginning of its last fiscal year more than $60,000.

                             SECTION 16 COMPLIANCE

Based  upon  a review of the original and amended Forms 3 and 4 furnished to the Company  during  its  last  fiscal  year  and  the original and amended Forms 5 furnished  to  the Company with regard to its last fiscal year, the Company does not know of any person who failed to file on a timely basis any reports required by
Section 16(a) of the Securities Exchange Act of 1934, as amended.

                  SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

From  time  to  time the shareholders of the Company submit
proposals which they believe  should  be voted upon by the
shareholders.  The Securities and Exchange Commission has adopted regulations which govern the inclusion of such proposals in the
Company's annual proxy materials.  All such proposals must be submitted to  the  Corporate  Secretary  not  later than April 24,
1999, in order to be considered  for  inclusion  in  the  Company's
1999 proxy materials.

                                 OTHER BUSINESS

The  Company  does  not  intend  to present any other business for action at the Annual  Meeting and does not know of any other
business intended to be presented by  others.   Should any other
matters come before the meeting, the Proxies will be voted by the persons authorized therein, or their substitutes, in accordance with  their  best  judgment  on  such  matters.

                           ANNUAL REPORT ON FORM 10-K

The  Company's  Annual  Report on Form 10-KSB for the fiscal year ended December 31, 1997, and the Company Second Quarter Form
10-QSB for the period ending June 30, 1998, as filed with the
Securities and Exchange Commission, are being mailed concurrently with the mailing of this Proxy Statement to shareholders of record on  or about August 21, 1998.  The cost of furnishing such Annual
Report on Form 10-K and of making this proxy solicitation will be borne by the Company.  Copies of  exhibits to the Annual Report on Form 10-KSB are available, but a reasonable handling  fee  will be  charged  to  the  requesting shareholder.  Each written
request  must set forth a good faith representation that, as of the record date, the  person  making  the  request  is a beneficial owner of the Company's Common Stock  and  entitled  to vote at the
Annual Meeting.  Shareholders should direct their  written  request to the Company, Attention:  Corporate Secretary, 915 Westminster,
Alhambra,  California  91803.

BY  ORDER  OF  THE  BOARD  OF  DIRECTORS

_____________________________________
Phillip  Mungiovino,  Secretary

Dated:        August  21,  1998